EXHIBIT 40

                     SUPPLEMENTAL SECURITIES LOAN AGREEMENT

       AGREEMENT dated as of June 18, 2003 between MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a broker-dealer registered pursuant to the Securities Exchange Act of 1934, as borrower ("Borrower"), MERRILL LYNCH INTERNATIONAL, through Borrower as its agent ("MLI"), SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST, a Maryland real estate investment trust, as lender ("Lender") and UBS SECURITIES LLC ("UBS"), a dealer registered pursuant to the Securities Exchange Act of 1934, as agent for the Lender. This Supplemental Agreement, with respect only to the loan of securities referred to below, supplements and amends the Securities Lending Agency Client Agreement dated as of June 17, 2003 (the "Client Agreement") between Lender and UBS and the Securities Loan Agreement dated as of February 24, 2002 (the "Agency Securities Loan Agreement") between UBS and Borrower.

       The parties hereto agree as follows:

1.     LOANS OF REGENCY CENTERS CORPORATION COMMON STOCK.

       1.1 Subject to the terms and conditions of this Agreement and the Agency Securities Loan Agreement and the Client Agreement, if after reasonable efforts the Borrower is unable to borrow, on terms reasonably acceptable to Borrower, shares of the Common Stock of Regency Centers Corporation ("Regency Shares") from lenders reasonably acceptable to Borrower available in the market, the Borrower may orally initiate a transaction whereby UBS, as agent for Lender, may lend to Borrower, who along with Wachovia Bank, National Association, JPMorgan Chase Bank and Citigroup Global Markets, Inc., shall be the sole
Eligible Borrowers with respect to the Regency Shares under the Client Agreement, up to 11,720,000 Regency Shares which are fully-paid or which constitute excess margin shares owned by Lender. Each such loan shall be on the terms and conditions contained in the Agency Securities Loan Agreement, as supplemented by this Agreement. Terms not defined herein shall have the meanings ascribed to them in the Agency Securities Loan Agreement as in existence on the date hereof, as amended by this Agreement

2.     FEE FOR LOAN.

       2.1 Unless otherwise agreed, (a) the Loan Fee under Section 4.1 of the Agency Securities Loan Agreement shall be at the rate of 20 basis points (0.20%) per annum, computed daily on the basis of a 360-day year, and (b) the Cash Collateral Fee under Section 4.2 of the Agency Securities Loan Agreement shall be as displayed on the page Feds Open - Index - [GO] on the BLOOMBERG Professional Service, or successor page or such other source for the US dollar Federal Funds rate designated by Borrower and Lender.

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3.     TERMINATION OF THE LOAN.

       3.1 Borrower may terminate a Loan on any Business Day by giving notice to Lender and UBS and transferring the Loaned Securities to UBS before the close of business of Borrower on such Business Day.

       3.2 UBS, as agent for Lender, may terminate a Loan on a termination date established by notice given to Borrower prior to the close of business on a Business Day. The termination date established by a termination notice given by UBS to Borrower shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower, Lender and UBS agree to the contrary, be the third Business Day following such notice.

4.     RIGHTS OF BORROWER IN RESPECT OF THE LOANED SHARES.

       4.1    The  rights of  Borrower  in respect  of Loaned  Securities  under
Section 6 of the Agency Securities Loan Agreement are limited to the extent that Borrower shall not have any incidents of ownership or take any action with respect to the Loaned Securities that would cause any Loaned Securities to become "Excess Shares" under the articles of incorporation of Regency Centers Corporation; PROVIDED, HOWEVER, that, to the extent required to prevent any Loaned Securities to become "Excess Shares", Borrower shall have the right, upon written consent of the Lender (which consent shall not be unreasonably withheld) to assign its obligations under this Agreement to any entity with a credit rating of AA- or above or to an affiliate of the Borrower without the prior consent of the Lender; PROVIDED, FURTHER, that the Borrower may not make any such assignment if immediately after giving effect to the proposed assignment, there would be an Event of Default or Potential Event of Default of the Borrower or such proposed assignee pursuant to the Confirmation.

5.     MARK TO MARKET MARGIN.

       5.1 For purposes of Section 8 of the Agency Securities Loan Agreement and Sections 3(a) and 3(b) of the Client Agreement, the Market Value of the Collateral and the Required Collateral Level shall be 102% of the Market Value of the Loaned Securities, and shall be valued on an Account-by-Account basis as contemplated by Section 8.4 of the Agency Securities Loan Agreement. Without the prior written consent of Borrower, Lender will not permit the collateral to be held other than in Lender's Client Account at UBS. Collateral shall consist only of cash and shall be invested as specified by Lender and Borrower.

6.     Forward Sale Agreement.

       6.1 Notwithstanding anything in this Agreement to the contrary, Borrower, UBS and Lender hereby agree and acknowledge that, pursuant to the terms of a Confirmation dated June 18, 2003 between Lender and Merrill Lynch International (the "Confirmation"), in the event that Borrower does not deliver Regency Shares to Lender as required under this Agreement, then Lender shall have the right to

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assign to MLI its right to receive Regency Shares from Borrower under the Agency
Securities Loan Agreement and this Agreement to satisfy an equivalent delivery obligation of Lender under the Confirmation.

       6.2 Notwithstanding anything in the Agency Securities Loan Agreement and this Agreement to the contrary, Borrower, UBS and Lender hereby agree and acknowledge that if upon tender or delivery of Regency Shares to Lender by Borrower under the Agency Securities Loan Agreement and this Agreement, Lender fails to return the Collateral as required under the Agency Securities Loan
Agreement and this Agreement, then MLI shall have the right to satisfy any portion of the payment obligation due to Lender under the Confirmation, in whole or in part, by paying all or part of such amount due to the Borrower and the Lender shall retain an amount of the Collateral under the Agency Securities Loan Agreement and this Agreement equal to the amount of MLI's payment to Borrower, in which event the Borrower shall deliver to MLI the number of Regency Shares corresponding to such payment amount.

       6.3 Notwithstanding anything in the Agency Securities Loan Agreement and this Agreement to the contrary, Borrower and Lender hereby agree and acknowledge that, in the event that MLI fails to make any payment to Lender required under the Confirmation, Lender may retain an amount of Collateral equal to such payment and apply it in satisfaction of MLI's payment obligation under the Confirmation and assign to MLI its right to receive Regency Shares in repayment of the Loan evidenced by the Agency Securities Loan Agreement and this Agreement.

       6.4 Notwithstanding anything in the Agency Securities Loan Agreement and this Agreement to the contrary, if Physical Settlement (as defined in the Confirmation) is elected under the Confirmation, either Lender may assign, or, to the extent, but only to the extent, that MLI concurrently tenders payment to Lender as required thereunder, MLI may cause Lender to assign to MLI, any right of Lender to receive delivery of Regency Shares from Borrower under the Agency Securities Loan Agreement and this Agreement to satisfy the delivery obligation of Lender under the Confirmation with respect to the number of Regency Shares that Lender is then entitled to receive from Borrower hereunder. In such event, Lender shall return the Collateral to Borrower upon receipt of payment by MLI under the Confirmation.

7.     APPLICABLE LAW.

       7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state, without reference to its conflicts of laws principles or rules.

8.     REPRESENTATION OF THE LENDER.

       8.1 Lender hereby represents and warrants to Borrower that the representations and warranties of Lender contained in Section 4(a) of the Client Agreement are true and correct as of the date hereof (provided that Section 4(a)(iii) is subject to the rights of MLI

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under the  Confirmation)  and shall be deemed made and repeated for all purposes at and as of all times when any Loan entered into under the Agency Securities Loan Agreement is outstanding.

9.     TERMINATION.

       9.1 Lender and UBS agree that they will not terminate the Client Agreement prior to the Settlement Date specified in the Confirmation without the prior written consent of Borrower.

10.    DEFAULT.

       10.1 In the event of any default by Borrower under any Loan, UBS shall take action only in accordance with express instructions from Lender, Section 3(f) of the Client Agreement to the contrary notwithstanding.

11.    COMPENSATION OF UBS.

       11.1 The compensation of UBS under the Client Agreement shall be paid by Lender and UBS is not authorized to collect any compensation from the principal of the Collateral or that would affect the Cash Collateral Fee payable to Borrower.

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                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED

                                  By: /s/ KEITH BABBITT
                                      ------------------------------------------
                                      Name:  Keith Babbitt
                                      Title: Managing Director

                                  MERRILL LYNCH INTERNATIONAL

                                  By: /s/ MARCELLA VULLO
                                      ------------------------------------------
                                      Name:  Marcella Vullo
                                      Title: Authorized Signatory

                                  SECURITY CAPITAL SHOPPING MALL BUSINESS

                                  TRUST

                                  By: /s/ PHILIP A. MINTZ
                                      ------------------------------------------
                                      Name:  Philip A. Mintz
                                      Title: Vice President

                                  UBS SECURITIES LLC

                                  By: /s/ DENISE KARABOTS
                                      ------------------------------------------
                                      Name:  Denise Karabots
                                      Title: Executive Director


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                                    GUARANTY

       GUARANTY (the "Guaranty"), dated as of June ____, 2003 by GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital") in favor of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Counterparty").

                                    RECITALS

       WHEREAS, UBS Securities LLC ("UBS") and Security Capital Shopping Mall Business Trust, a Maryland real estate investment trust (the "Lender") have entered into a Securities Lending Agency Client Agreement, dated as of June 17, 2003 (the "Client Agreement"), UBS and Counterparty have entered into a Securities Loan Agreement dated June 17, 2003 (the "Agency Securities Loan Agreement") and UBS, Lender and Counterparty have entered into a Supplemental Securities Loan Agreement (the "Supplemental Agreement") providing, among other things, for the Lender to lend to Counterparty certain securities against a pledge of collateral (the "Transactions");

       WHEREAS, the Counterparty has requested GE Capital, as the parent of the Lender, to provide a guaranty to the Counterparty on the terms and conditions hereinafter provided; and

       WHEREAS, GE Capital is willing to enter into this Guaranty to induce the Counterparty to enter into the Transactions with the Lender;

       NOW, THEREFORE, GE Capital hereby agrees:

       Section 1. GUARANTY BY GE CAPITAL.

              (a) From and after the date hereof, GE Capital hereby irrevocably and unconditionally guarantees the due and punctual payment of all amounts payable by UBS, as agent of the Lender, to the Counterparty pursuant to the terms of Sections ___________ of the Agency Securities Loan Agreement and Section ___ of the Supplemental Agreement when the same shall become due and payable, whether on scheduled payment dates or otherwise, in each case after any applicable grace periods or notice requirements; provided, however, that GE Capital shall not be liable to make any payment until two Business Days (as used herein, a "Business Day" shall refer to a day other than a Saturday or a Sunday on which commercial banks are open for business in the City of New York, United States of America) following receipt by GE Capital of written notice from the Counterparty that a payment is due thereunder. GE Capital hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agency Securities Loan Agreement or the Supplemental Agreement; any change in or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Counterparty with respect to any provision thereof; the recovery of any judgment against the Lender or any action to enforce the same; or

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       any  other  circumstances  which  may  otherwise  constitute  a legal  or equitable discharge or defense of a guarantor; provided, however, that nothing contained herein shall be constituted to be a waiver by GE Capital of presentment or demand of payment or notice to GE Capital with respect to the Agency Securities Loan Agreement or the Supplemental Agreement and the obligations evidenced thereby or hereby. GE Capital covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Agency Securities Loan Agreement, in the Supplemental Agreement and in this Guaranty.

              (b) GE Capital shall be subrogated to all rights of the Counterparty in respect of any amounts paid by GE Capital pursuant to the provisions of this Guaranty; provided, however, that GE Capital shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with respect to any Transaction only after the payment of all amounts owed by the Lender to the Counterparty with respect to such Transaction have been paid in full.

              (c) This Guaranty shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the Lender to the Counterparty with respect to a Transaction or pursuant to the terms of the Agency Securities Loan Agreement and in the Supplemental Agreement is rescinded or must otherwise be returned by the Counterparty upon the insolvency, bankruptcy or reorganization by GE Capital, the Lender or otherwise, all as though such payment had not been made.

       Section 2. MISCELLANEOUS.

              (a) NOTICES. All notices to GE Capital under this Guaranty and copies of all notices of payment failure or other breaches by UBS or the Lender of the Client Agreement or the Agency Securities Loan Agreement shall, until GE Capital furnishes written notice to the contrary, be mailed or delivered to GE Capital at 201 High Ridge Road, Stamford, Connecticut 06927-9400, and directed to the attention of the Senior Vice President-Corporate Treasury and Global Funding Operation of GE Capital.

              (b)    GOVERNING   LAW.  This  Guaranty  shall  be  construed  and
       enforced in accordance with, and governed by, the laws of the State of New York, United States of America.

              (c) INTERPRETATION. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

              (d) ATTORNEY'S COST. GE Capital agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses

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


       which may be incurred by the Counterparty in the enforcement of this Guaranty of the Agency Securities Loan Agreement and the Supplemental Agreement.

              (e) NO SET-OFF. By acceptance of this Guaranty, the Counterparty shall be deemed to have waived any right to set-off, combine, consolidate, or otherwise appropriate and apply, any indebtedness at any time held or owing by the Counterparty against, or on account of, any obligations or liabilities of GE Capital under this Guaranty.

              (f) CURRENCY OF PAYMENT. Any payment to be made by GE Capital shall be made in the same currency as designated for payment in the Agency Securities Loan Agreement and the Supplemental Agreement and such designation of the currency of payment is of the essence.

              (g) TRANSFER. Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred (whether by way of security or otherwise) by GE Capital or the Counterparty without the prior written consent of the other, except that the Counterparty may, without the consent of GE Capital, transfer its interest in this Guaranty to any person or entity to which any interest or obligation in or under the Agency Securities Loan Agreement or the Supplemental Agreement or any Transaction is transferred in a manner that is not inconsistent with the Agency Securities Loan Agreement or the Supplemental Agreement.

                      GENERAL ELECTRIC CAPITAL CORPORATION

                      By:
                         -------------------------------------------------------
                         Senior Vice President - Corporate Treasury

                          and Global Funding Operation

                          ACKNOWLEDGEMENT AND AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED HEREBY ACKNOWLEDGES AND CONSENTS TO THE PROVISIONS OF THE FOREGOING GUARANTY.

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


                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED

                                  By:___________________________________
                                     Title: